Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS—ERNST & YOUNG LLP

We consent to the incorporation by reference in the Registration Statements (Form S-8, No. 333-97063) pertaining to the 2002 Employee Stock Purchase Plan, (Form S-8, No. 333-51382) pertaining to the 2000 Employee Stock Purchase Plan, (Form S-8, No. 333-06419) pertaining to the 1996 Nonqualified Stock Option Plan, (Form S-8, No. 333-06415) pertaining to Key Employee Restricted Stock Purchase Plan, (Form S-8 No. 333-28259) pertaining to the Key Employee Restricted Stock Purchase Plan, (Form S-8, No. 333-46393) pertaining to Key Employee Options and FocusSoft Stock Option Plan, (Form S-8, No. 333-41321) pertaining to the 1997 Nonqualified Stock Option Plan and Platinum Software Corporation Clientele Incentive Plan, (Form S-8, No. 333-67841 pertaining to the 1998 Nonqualified Stock Option Plan, (Form S-8, No. 333-70855) pertaining to DataWorks 1995 Equity Incentive Plan, DataWorks 1995 Non-Employee Directors Stock Option Plan, Interactive 1997 Nonstatutory Stock Option Plan, Interactive 1995 Stock Option Plan, and Nonstatutory Stock Option Agreements, Nonqualified Stock Option Agreement,  (Form S-8, No. 333-85105) pertaining to the 1999 Nonstatutory Stock Option Plan and 1999 Merger Transition Nonstatutory Stock Plan, and (Form S-8, No. 333-91505) pertaining to the Key Employee Nonqualified Option Agreement and in the Registration Statements and related prospectuses (Form S-3, No. 333-38105) pertaining to the registration of 450,000 shares of common stock, and (Form S-3, No. 333-46395) pertaining to the registration of 2,474,794 shares of common stock, of our report dated January 26, 2001, with respect to the consolidated financial statements and schedule of Epicor Software Corporation for the year ended December 31, 2000, included in its Annual Report (Form 10-K) for the year ended December 31, 2002.

                                                                                                                                 /s/ ERNST & YOUNG LLP

Orange County, California
March 25, 2003